EXHIBIT 99.2

Fourth Quarter 2002 Earnings Conference Call February 6, 2003

Safe Harbor Language Note: Certain statements and information included in this presentation are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995. Accordingly, we advise that these forward-looking statements be evaluated with consideration given to the many uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, the competitive pricing environment applicable to the Company's businesses, customer retention levels, changes in customers' business environments, changes in market conditions affecting the sale of used vehicles, adverse changes in debt ratings, changes in accounting assumptions, greater than expected expenses associated with the Company's activities and changes in general economic conditions.

Contents Fourth Quarter Results Key Initiatives Update Asset Management Update Questions

4th Quarter Results Earnings per diluted share were $0.52, up from breakeven in the fourth quarter 2001 Revenue Continues to be soft in most business segments Commercial rental increased for first time in 10 quarters Increases realized in European operations and in U.S. automotive logistics Leasing demand remains weak Rental pricing and utilization is stronger, increasing both revenue and margin Asset management activities continue to produce improved results with the lowest level of non-revenue earning equipment since December 1998 Overview

4th Quarter Results (continued) Supply Chain Solutions returns negatively impacted by non-renewal of certain contracts and charges related to facility lease terminations, partially offset by improved European operating results Strong cost management in overhead areas continues to positively contribute to results Restructuring and other charges totaled $6.2 million for the quarter Overview

Earnings Per Share Fourth Quarter Actual Results

Earnings Per Share Note: 1One-time tax benefit derived due to a change in Canadian tax law Full Year Actual Results

Business Segment Fourth Quarter Fully Allocated ($ Millions)

Business Segment Full Year Fully Allocated ($ Millions)

Lease Rental Property, Plant & Equipment Acquisitions Other East 80 1 8 11 Capital Expenditures Lease Rental Property, Plant & Equipment Acquisitions Other East 75 3 8 0 14 Full Year 14% 8% 3% 75% ($ Millions) Fourth Quarter & Full Year 11% 8% 1% 80% Fourth Quarter

Free Cash Flow Memo: 1Q 2002 FCF $99M; 2Q 2002 FCF $99M; 3Q 2002 FCF $82M; 4Q FCF $71M Note: Prior year reclassified to conform with 2002 presentation (1) Includes non-cash restructuring and other charges and cumulative effect of accounting change (2) Changes in working capital exclude sale of receivables ($ Millions) Full Year Preliminary

Debt to Equity Ratio Continued and focused emphasis to strengthen the balance sheet ($ Millions) Note: 4Q2002 includes a pension related equity charge of $227.6 million

Contents Fourth Quarter Results Key Initiatives Update Asset Management Update Questions

2002 Key Initiatives Focus on cost management and process improvement initiatives continues Actual benefits from 2001 carryover initiatives are on plan 2002 new initiatives added an incremental $31 million in pre-tax earnings Headcount Standardization Maintenance Efficiencies Asset Management Increased Fleet Utilization Business Retention All Other $58 - $65 million 2002 Impact of Both 2001 Carryover and 2002 Implemented Initiatives ($ Millions) Status Update

Contents Fourth Quarter Results Key Initiatives Update Asset Management Update Questions

Asset Management Update Total number of non-revenue earning equipment of 8,131 continues to be at recent record lows - the lowest level in 48 months Not yet earning (NYE) vehicles are 1,091 No longer earning (NLE) vehicles are 7,040 3,485 of these units are held for sale at the used truck centers Used tractor sales proceeds have stabilized with some softening in the medium-duty truck classes. The overall number of vehicles sold continues to trend positively 2002 full year number of used vehicles sold increased 5% to 14,177 from 13,564 in the same period last year

Asset Management Update Focused efforts in the area of asset management continues to positively impact earnings and strengthen free cash flow Re-deployments and tractor term extensions are on the rise versus prior year, 3% and 119% respectively Early replacements and early terminations are showing a significant decline over prior year, 34% and 25% respectively Memo: U.S. only Redeployments Tractor Extensions Early Replacements Early Terminations FY 1999 3409 607 5894 6896 FY 2000 4537 749 3878 7266 FY 2001 5564 1122 1368 8716 FY 2002 5712 2453 905 6544

Contents Fourth Quarter Results Key Initiatives Update Asset Management Update Questions

Appendix Business Segment Detail & Pension Update

Fleet Management Solutions (FMS) ($ Millions) Fourth Quarter

Fleet Management Solutions (FMS) ($ Millions) Full Year

Supply Chain Solutions (SCS) ($ Millions) Fourth Quarter

Supply Chain Solutions (SCS) ($ Millions) Full Year

Dedicated Contract Carriage (DCC) ($ Millions) Fourth Quarter

Dedicated Contract Carriage (DCC) ($ Millions) Full Year

Central Support Services (CSS) ($ Millions) Fourth Quarter

Central Support Services (CSS) ($ Millions) Full Year

Non-Revenue Earning Equipment Not Yet Earning - "NYE" No Longer Earning - "NLE" Total 10,727 Dec 2000 Total 12,040 Mar 2001 Total 10,915 June 2001 Total 10,991 Sept 2001 Total 11,072 Dec 2001 Total 10,361 Mar 2002 Units held for sale 3,485 5,215 5,115 Total 8,131 Dec 2002 Total 8,691 June 2002 Total 8,433 Sept 2002 Status

Pension Update The year-to-year change in FVA is impacted by the following: Actual return on plan assets (negative 14% for 2002) Contributions to the plan Payment of plan benefits and expenses PBO (Projected Benefit Obligation) is the present value of expected benefit payments to plan participants (active and retired) Discount rate based upon high quality corporate bonds (6.5% at 12/31/02 vs. 7.0% at 12/31/01) Benefits based upon salary growth, retirement age and turnover Pension funded status:

Pension Update Ryder made $26 million in cash contributions to global pension plans in 2002 Includes voluntary contribution to U.S. pension plan of $16 million in December 2002 Charge to equity in 4Q 2002 of $227.6 million for underfunded status of the company's global plans No cash contribution to U.S. plan required until 2004 Ryder could elect to make contributions earlier